UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 24, 2011
RAE Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31783	77-0280662
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3775 North First Street
San Jose, California 95134
408-952-8200
(Address and telephone number of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Amendment No. 4 to Agreement and Plan of Merger
          On May 24, 2011, RAE Systems Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger dated as of January 18, 2011, as amended on April 3, 2011, May 17, 2011 and May 20, 2011 and as it may be further amended from time to time (the “Merger Agreement”) with Ray Holding Corporation (“Purchaser”) and Ray Merger Sub Corporation (“Merger Sub”), a wholly owned subsidiary of Purchaser. Purchaser and Merger Sub are each affiliates of Vector Capital IV, L.P and Vector Capital III, L.P. (collectively, “Vector”). Pursuant to the Amendment, Purchaser has increased the price per share to be paid to the Company’s unaffiliated stockholders from $2.05 per share to $2.25 per share, without interest. In addition, the termination fee payable upon termination of the Merger Agreement under specified circumstances was increased from $4.27 million to $5.75 million (reduced by any expense reimbursement paid or payable under the Merger Agreement). Pursuant to an amendment to the Guarantee Agreement (the “Guarantee Amendment”) among Vector Capital IV, L.P., Vector Capital III, L.P. and the Company, the cap on Vector’s obligation to guarantee the obligations of Purchaser and Merger Sub to pay the cash merger consideration was increased to $107,651,000 minus an amount equal to the product of $2.25 multiplied by the number of shares of the Company’s common stock to be transferred by Mr. Robert Chen to the Purchaser for which cash consideration will not be paid. The Amendment was unanimously approved by the Special Committee of the Board of Directors of the Company. The Purchaser proposed this amendment on May 24, 2011 following a definitive proposal submitted on May 24, 2011 by Battery Ventures and SFW Capital to acquire the Company for $2.20 per share. The transaction is subject to customary closing conditions, including the approval of RAE’s stockholders. There is no financing condition to the transaction.
          The foregoing descriptions of the Amendment and Guarantee Amendment are only summaries, do not purport to be complete and are qualified in their entirety by reference to the Amendment and the Guarantee Amendment, copies of which are furnished as Exhibits 2.1 and 10.1, respectively, to this report.
Additional Information About the Amendment and Where You Can Find It
          In connection with entry into of the Amendment, the Company will file a supplement to the proxy statement filed with the Securities and Exchange Commission (the “Commission”) on March 9, 2011, as supplemented on March 16, 2011, March 28, 2011 and May 12, 2011, for the Company’s special stockholder meeting and stockholders are strongly advised to read the proxy statement and all subsequent supplements to the proxy statement when they become available because they contain important information about the merger. Investors and stockholders may obtain free copies of the proxy statement (including all supplements to the proxy statement) and other documents filed by the Company at the Commission’s web site at http://www.sec.gov. The proxy statement (including all supplements to the proxy statement) and other relevant documents may also be obtained for free by directing a request to the Company’s Investor Relations Agency Lippert/Heilshorn & Associates at (415) 433-3777 or RAE Systems IR c/o Lippert/Heilshorn & Associates, 44 Montgomery Street, Suite 3520, San Francisco, California 94104.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
2.1	Amendment No. 4 to Agreement and Plan of Merger, dated as of May 24, 2011, by and among RAE Systems Inc., Ray Holding Corporation and Ray Merger Sub Corporation.

10.1	Amendment No. 4 to Guarantee, dated as of May 24, 2011, by and among Capital IV, L.P., Vector Capital III, L.P. and the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 25, 2011

RAE SYSTEMS INC.
By:	/s/ Randall Gausman
	Name:	Randall Gausman
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
2.1	Amendment No. 4 to Agreement and Plan of Merger, dated as of May 24, 2011, by and among RAE Systems Inc., Ray Holding Corporation and Ray Merger Sub Corporation.

10.1	Amendment No. 4 to Guarantee, dated as of May 24, 2011, by and among Capital IV, L.P., Vector Capital III, L.P. and the Company.